UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 21, 2004

Lifecore Biomedical, Inc.

(Exact name of Registrant as specified in its charter)

Minnesota	O-4136	41-0948334

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

3515 Lyman Boulevard
Chaska, Minnesota		55318

(Address of principal executive		(Zip Code)
offices)

Registrant’s telephone number, including area code:    952-368-4300

Item 7. Financial Statements and Exhibits

(c)	The following exhibit is being furnished herewith:

99.1	Press release dated July 21, 2004

Item 9. Regulation FD Disclosure

On July 21, 2004 Lifecore Biomedical, Inc. (“Lifecore”) issued a press release which announced that it has signed an agreement with Advanced Medical Optics (AMO), an ophthalmic medical device company based in Santa Ana, California, to supply Lifecore’s hyaluronan-based viscoelastic under private label.

A copy of Lifecore’s press release is attached hereto as Exhibit (99.1) and hereby incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFECORE BIOMEDICAL, INC.
Dated: July 22, 2004	/s/ Dennis J. Allingham
Dennis J. Allingham
Chief Executive Officer and President

Exhibit Index

99.1	Press release dated July 21, 2004